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                                                                       Exhibit 1


                             JOINT FILING AGREEMENT

         Pursuant to and in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree to jointly file Amendment No. 3 to Schedule13D dated September 15, 2003 and any amendments thereto with respect to the beneficial ownership by each of the undersigned of shares of common stock of Hudson Technologies, Inc. Such joint filings may be executed by one or more of us on behalf of each of the undersigned. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
Dated:  September 15, 2003

                                    FLEMING US DISCOVERY FUND III, L.P.

                    By: Fleming US Discovery Partners, L.P., its general partner
                        By: Fleming US Discovery, LLC, its general partner

                        By: /s/ Richard D. Waters, Jr.
                            ----------------------------------
                              Richard D. Waters, Jr., Manager


                    FLEMING US DISCOVERY OFFSHORE FUND III, L.P.

                    By: Fleming US Discovery Partners, L.P, its general partner
                        By: Fleming US Discovery, LLC, its general partner

                        By: /s/ Richard D. Waters, Jr.
                            -----------------------------------
                              Richard D. Waters, Jr., Manager